UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2022

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 HEARTLAND WAY,	NORTH LIBERTY,	IA	52317
(Address of Principal Executive Offices)			(Zip Code)
(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2022, the Compensation Committee of the Board of Directors of Heartland Express, Inc. (the "Company") approved the following compensation increase to three of the Company's named executive officers. The increases were effective immediately.

Named Executive Officer	Previous Annualized Salary	New Annualized Salary	Increase
Christopher A. Strain, Vice President of Finance, Treasurer, and Chief Financial Officer	$288,860	$325,000	$36,140
David P. Millis, Director and President of Millis Transfer (1)	$130,000	$140,400	$10,400
Kent D. Rigdon, Chief Operating Officer	$288,860	$312,000	$23,140

(1)    Mr. Millis is eligible for a $50,000 discretionary bonus payable in two bi-annual installments in 2023.

On October 31, 2022, the Compensation Committee of the Board of Directors of Heartland Express, Inc. (the "Company") approved the following equity grants under the Company's 2011 Restricted Stock Award Plan for two of the Company's named executive officers.

Named Executive Officer	# of Shares Granted
Christopher A. Strain, Vice President of Finance, Treasurer, and Chief Financial Officer	7,000 (1)
David P. Millis, Director and President of Millis Transfer	6,720 (2)

(1)     This restricted stock award fully vests on November 11, 2022.

(2)    This restricted stock award allows for the vesting of 50% of the granted shares on November 11, 2022 and 50% of the granted shares on May 11, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	November 4, 2022	By:/s/Christopher A. Strain
Christopher A. Strain
Vice President-Finance,
Treasurer and Chief Financial Officer